Exhibit T3E.3

MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

Offer to Exchange

New Senior Step-Up Notes due 2009
or
Series N-1 Preferred Stock
for any and all of the Outstanding
Senior Notes due 2007
and
Deliver Consent
Pursuant to the Offering Circular
Dated September 8, 2004

THE EXCHANGE OFFER AND CONSENT SOLICITATION (THE “EXCHANGE OFFER”) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 6, 2004, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDER OF OLD NOTES MAY BE WITHDRAWN AND THE CORRESPONDING CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE.

September 8, 2004

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

      Maxcom Telecomunicaciones, S.A. de C.V., a Mexican company (“Maxcom” or the “Company”), is offering and soliciting Consent, as defined below, upon the terms and subject to the conditions set forth in the Offering Circular dated September 8, 2004 (the “Offering Circular”) and in the enclosed Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”) and the related Form of Consent (the “Form of Consent”) relating to the:

(a)	offer to exchange an aggregate principal amount of U.S.$167,623,590 of Senior Notes due 2007 (“Old Notes”) of Maxcom Telecomunicaciones, S.A. de C.V. (the “Company” or “Maxcom”) issued under the Indenture, dated as of April 29, 2002, among Maxcom, Corporativo en Telecomunicaciones, S.A., de C.V., Maxcom Servicios Administrativos, S.A. de C.V. and The Bank of New York, as Trustee (the “Indenture”), each U.S.$1.00 principal amount of which can be exchanged for either: (i) U.S.$1.00 principal amount of Senior Step-Up Notes due 2009 (the “New Notes”); or (ii) 0.80 of a share of Series N-1 preferred stock (the “Exchange Stock”) as set forth in the Offering Circular and the Letter of Transmittal and Consent (the “Exchange Offer and Consent Solicitation”); and

(b)	solicitation for Consent (the “Consent”) from holders of the Old Notes to amend certain provisions of the Indenture.

      The purpose of the Exchange Offer and Consent Solicitation is to: (1) improve the Company’s leverage and capital structure which the Company believes will allow it to access multiple opportunities for future growth; and (2) amend the Indenture to modify certain of its restrictive covenants.

      We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer and Consent Solicitation. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

      1. Offering Circular dated September 8, 2004;

      2. The Letter of Transmittal and Consent and the Form of Consent for your use and for the information of your clients;

      3. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

      4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

      5. Return envelopes addressed to the Exchange Agent for the Old Notes.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 6, 2004, UNLESS EXTENDED.

      To participate in the Exchange Offer and Consent Solicitation, a duly executed and properly completed Letter of Transmittal and Consent or Form of Consent, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and Consent or the Form of Consent, and in the Offering Circular.

      The Company has not retained any dealer-manager in connection with the Exchange Offer and Consent Solicitation and will not pay any fee or commission to any broker, dealer, nominee or other person for soliciting tenders of the Old Notes pursuant to the Exchange Offer and Consent Solicitation. The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as otherwise provided in the instructions in the Letter of Transmittal and Consent.

      Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation, or requests for additional copies of the enclosed materials, should be directed to Citigate Financial Intelligence, the Information Agent for the Old Notes, at its address and telephone number set forth at the end of the Letter of Transmittal and Consent.

Very truly yours,

MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR, THE LETTER OF TRANSMITTAL AND CONSENT OR THE FORM OF CONSENT.

      Enclosures.

2